Exhibit 4.42

                            LINE OF CREDIT AGREEMENT

      This LINE OF CREDIT AGREEMENT (the "Agreement") is made as of April 15, 2002 between MILESTONE SCIENTIFIC INC., a Delaware corporation, with its principal offices at 220 South Orange Avenue, Livingston, New Jersey 07039 (the "Company"), and Leonard Osser ("Osser" or the "Lender"), having an address at c/o MILESTONE SCIENTIFIC INC., 220 South Orange Avenue, Livingston, New Jersey 07039.

      WHEREAS, the Company desires to borrow from Lender and Lender desires to lend to the Company up to an aggregate of $100,000 pursuant to a line of credit;

      NOW, THEREFORE, in consideration of the premises and the covenants herein contained, each of the undersigned parties hereto agree as follows:

      1. Line of Credit. Lender hereby agrees to lend to the Company a principal amount of $100,000 in the aggregate, at any time or times until January 2, 2003, subject to the terms and conditions hereinafter set forth:

      The Company shall deliver to Lender, upon the borrowings of any funds under the line of credit, promissory notes (the "Notes") in the amounts borrowed, bearing a 6% interest. All outstanding Notes shall mature and be payable on April 2, 2003. The borrowings shall be made pursuant to a notice from the Company's Chief Financial Officer, that such borrowing is required for purposes related to the Company's ordinary course of business.

      2. Use of Proceeds. The proceeds from the line of credit will be used for general corporate purposes.

      3. Legends. Lender consents to the placement of the following legend on the Notes and shares of Common Stock issued in payment of principal and interest, provided they are not then covered by an effective Registration
Statement:

      THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (II) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

      THIS SECURITY IS SUBJECT TO THE TERMS OF A LINE OF CREDIT AGREEMENT, DATED AS OF APRIL 15, 2002, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF MILESTONE SCIENTIFIC INC.

      4. Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement to any party to any of the other parties shall be in writing and shall be deemed to have been duly given when (a) delivered in person, (b) the day following dispatch by an overnight courier service (such as Federal Express or UPS, etc.) or (c) five (5) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made. Any notice or other communication given hereunder shall be addressed to the Company, at its principal offices as set forth above and to the Lenders at his address indicated on the signature page hereto.

      5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York City and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

      IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the day and year first above written.

                                          MILESTONE SCIENTIFIC INC.


                                          By: __________________________________
                                                Thomas Stuckey
                                                Chief Financial Officer


                                                ________________________________
                                                Leonard Osser


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